Confidential News Release FINAL DRAFT 3 Monday May 11, 2026 Eagle Bancorp Board Appoints Stephen Curley President and Chief Executive Officer BETHESDA, Md., Monday, May 11, 2026 --Eagle Bancorp, Inc. (NASDAQ: EGBN), the Bethesda- based holding company for EagleBank, one of the largest community banks in the Washington, D.C. area, today announced that the board of directors appointed Stephen Curley as president and chief execu ve officer of Eagle Bancorp, Inc. and EagleBank, effec ve July 6, 2026. He will also serve as a director on the board commensurate with his start date. The appointment follows an extensive board evaluation and search of internal and external candidates. Board Chair Commentary “The board’s CEO search focused on identifying a leader with experience and strategic judgment required in today’s challenging banking environment,” said James A. Soltesz, Eagle Bancorp’s independent board chair. “Long-term shareholder value requires execution across lending, deposit growth, capital allocation and risk management. Our priorities remain focused on improving shareholder returns, diversifying our funding profile, optimizing the balance sheet and delivering sustainable profitability. “Stephen Curley brings hands-on experience executing those priorities. He has built commercial banking relationships, expanded core deposits, allocated capital prudently and maintained a strong focus on risk-adjusted returns,” Mr. Soltesz continued. “He also understands the value of relationship-driven community banking — combining local decision-making, and specialized expertise that differentiates EagleBank from other institutions. “His personality and leadership style aligns with EagleBank’s Relationship FIRST culture, strategic direction and operating approach. He is well positioned to strengthen profitability, enhance franchise value and deliver consistent long-term performance for shareholders,” Mr. Soltesz concluded. Background and Comments on Stephen Curley Stephen Curley is a seasoned banking executive with more than 25 years of experience leading diversified business lines and delivering growth and strong operational performance.

At Western Alliance Bank in Phoenix, Arizona, Curley served as chief banking officer for national business lines and division president of Alliance Association Bank. He revitalized branch banking and small business lending, improved branch profitability, and enhanced service for middle- market commercial clients. He also built several new businesses that helped diversify the company’s lending assets and grow high quality core operating deposits. On his appointment, Mr. Curley said, “EagleBank is a strong commercial franchise, with a respected market position and solid operating foundation. Leveraging those strengths will lead to improving performance, expanding the business and delivering value for clients, employees and shareholders.” Mr. Curley continued, “My experiences in banking have been centered on growth, operational accountability and consistent execution. I will strive to bring that experience and leadership to Eagle and the communities it serves to achieve our strategic objectives.” Background and Comments on Susan G. Riel Susan G. Riel will remain president and chief executive officer through July 5 to support an orderly and smooth transition. She will continue to serve as a director of Eagle Bancorp and EagleBank if reelected to the board at the upcoming annual mee ng on May 14, 2026. Her retirement was announced in November 2025. Ms. Riel will continue as a consultant to the bank for 12 months following her retirement in July. Ms. Riel served as president and chief executive officer of Eagle Bancorp and EagleBank since 2019. Previously, she was chief operating officer, with a tenure dating back to 1998. During her term, she led the company with a disciplined approach to execution and expense management and a steady hand during times of challenge and transition. She maintained a consistent focus on enhancing risk management and controls, client service, reinforcing long- standing relationships while strengthening operations and positioning Eagle Bancorp for stability and growth. “Susan’s tenure at EagleBank has been defined by steady and devoted leadership and maintaining a “Relationship First Culture” that defines our values,” said Mr. Soltesz. “She played a central role in strengthening the operating framework, enhancing risk management and maintaining strong client relationships through multiple cycles. Her contributions leave the company with a strong franchise and solid foundation that well positions the bank for long- term growth and profitability.” About Eagle Bancorp, Inc. Eagle Bancorp, Inc. is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twelve banking offices and four lending offices located in Suburban Maryland, Washington, D.C. and Northern

Virginia. It focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, opportunity, belonging and inclusion in both its workplace and the communities in which it operates. Cau on About Forward-Looking Statements This news release contains forward-looking statements within the meaning of the Securi es Exchange Act of 1934, as amended, including statements of goals, inten ons, and expecta ons as to future trends, plans, events or results of Company opera ons and policies and regarding general economic condi ons. These forward-looking statements are based on current expecta ons that involve risks, uncertain es, and assump ons. Because of these uncertain es and the assump ons on which the forward-looking statements are based, actual future opera ons and results in the future may differ materially from those indicated herein. Readers are cau oned against placing undue reliance on any such forward-looking statements. For details on factors that could affect these expecta ons, see the risk factors and other cau onary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC. Except as required by law, the Company does not undertake to update forward-looking statements contained in this release. ## --End of document-- Contact: Eagle Bancorp, Inc. Investors Eric R. Newell Chief Financial Officer, Eagle Bancorp, Inc. 240.497.1796 ENewell@eaglebankcorp.com Media Vikki Kayne SVP, Chief Marketing Officer 240.497.2954 VKayne@eaglebankcorp.com